UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 23, 2004

HYTEK MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	0-11880	94-2234140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Hot Springs Road

Carson City, NV 89706

(Address of principal executive offices, including zip code)

(775) 883-0820

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 23, 2004, the Board of Directors of Hytek Microsystems, Inc., a California corporation (the “Company”), adopted the 2004 Nonstatutory Stock Plan (the “Plan”). The Company intends to use the Plan to grant options to employees and consultants without shareholder approval.

Purpose

The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants, and to promote the success of the Company’s business. Options granted under the Plan are to be nonstatutory stock options. Stock purchase rights may also be granted under the Plan.

Plan Administration

The Plan is administered by the Company’s board of directors or a committee appointed by the Company’s board of directors. To the extent desirable to qualify transactions under the Plan as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, the transactions shall be structured to satisfy the requirements for exemption under Rule 16b-3. The administrator of the Plan has final authority to interpret any provision of the Plan or any grant made under the Plan.

Shares Available

The maximum aggregate number of shares that may be sold under the Plan is 250,000 shares of the Company’s common stock.

Eligibility

Nonstatutory stock options and stock purchase rights may be granted to employees and consultants.

Term of the Plan

The Plan shall continue in effect for a term of ten (10) years unless terminated earlier in accordance with the terms of the Plan.

Option Exercise Price

The exercise price of nonstatutory options under the Plan may not be less than 85% of the fair market value of a share of common stock on the date of grant.

Transferability

Unless determined otherwise by the Plan administrator, an option or stock purchase right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and only the optionee may exercise options and stock purchase rights during his or her lifetime. If the administrator makes an award transferable, the award will contain additional terms and conditions the administrator deems appropriate.

Acceleration of Exercisability in Change of Control

In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option and stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable.

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In the event of a Change in Control (as defined in the Plan) of the Company, unless otherwise determined by the administrator prior to the occurrence of such Change in Control, any options outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested.

Amendment and Termination

The board of directors may at any time amend, alter, suspend or terminate the Plan.

The foregoing summary description of the Plan is not intended to be complete and is qualified in its entirety by the complete text of the Plan attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	2004 Nonstatutory Stock Plan and form of nonstatutory option agreement thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTEK MICROSYSTEMS, INC.
Date: December 16, 2004

	By:	/s/ Philip S. Bushnell
Philip S. Bushnell Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	2004 Nonstatutory Stock Plan and form of nonstatutory option agreement thereunder.

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